Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-185602) pertaining to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-183358) pertaining to the AOL Inc. 2010 Stock Incentive Plan and the 2012 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-172633) pertaining to the TheHuffingtonPost.com, Inc. Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-167032) pertaining to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-163603) pertaining to the AOL Inc. 2010 Stock Incentive Plan;

of our reports dated February 28, 2013, with respect to the consolidated financial statements of AOL Inc. and the effectiveness of internal control over financial reporting of AOL Inc. included in this Annual Report (Form 10-K) of AOL Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

McLean, Virginia

February 28, 2013